UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices) (Zip Code)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. (the “Company”) was held on May 23, 2017. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.
The Company’s stockholders elected each of the following directors to serve until the Company’s 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey H. Donahue	66,488,710	576,660	24,699,914
John H. Alschuler	54,017,287	13,048,083	24,699,914
Keith E. Bass	66,024,965	1,040,405	24,699,914
Thomas M. Gartland	66,010,679	1,054,691	24,699,914
Beverly K. Goulet	54,512,428	12,552,942	24,699,914
Mary E. McCormick	54,185,910	12,879,460	24,699,914
Dennis D. Oklak	66,498,698	566,672	24,699,914
Marcel Verbaas	66,492,212	573,158	24,699,914

2.
The Company's stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executives officers as disclosed in the proxy statement (the "Say-on-Pay Vote") by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
62,472,680	4,129,013	463,677	24,699,914

3.	The Company's stockholders approved, on a non-binding advisory basis, a frequency of ONE YEAR future Say-on-Pay Votes ("the Frequency Vote") by the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
55,650,561	289,941	10,734,944	389,924	24,699,914
In light of the voting results on this Proposal 3, the Board of Directors has determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials each year until the next advisory vote on the frequency of future advisory votes on executive compensation required by applicable law.

4.	The Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2017 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
91,065,483	378,138	321,663	24,699,914

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: May 23, 2017	By:	/s/ TAYLOR C. KESSEL
	Name:	Taylor C. Kessel
	Title:	Senior Vice President - General Counsel and Secretary